NEWS RELEASE

Contact: Alliance Data

Analysts/Investors
 Ed Heffernan
CFO
 972.348.5191
 Ed.Heffernan@alliancedata.com
Media
Tony Good
VP, Corporate Communications
972.348.5425
Tony.Good@alliancedata.com
OR
 Shelley Whiddon
Director, External Communications
972.348.4310
Shelley.Whiddon@alliancedata.com

The Blackstone Group

John Ford Senior Vice President Corporate Communications and Public Relations 212. 583.5559 ford@blackstone.com

ALLIANCE DATA STOCKHOLDERS APPROVE MERGER WITH AFFILIATE OF THE BLACKSTONE GROUP

Transaction remains on track and is expected to close in Q4 2007

DALLAS, Texas (August 8, 2007) — Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced that its stockholders, at a special meeting held today, voted to adopt the merger agreement pursuant to which Blackstone Capital Partners V, L.P., an affiliate of The Blackstone Group, will acquire Alliance Data in a transaction valued at approximately $7.8 billion, including the assumption of certain debt obligations. The transaction, which is contingent upon regulatory approvals and other customary closing conditions, is expected to close in the fourth quarter.

Approximately 59.98 million shares of the Company’s common stock were voted at the special meeting, representing approximately 76.21 percent of Alliance Data’s total outstanding shares. Of those shares voting, approximately 59.77 million, or approximately 99.67 percent, voted in favor of the adoption of the merger agreement. The affirmative vote of a majority of the votes entitled to be cast by holders of the outstanding shares of the Company’s common stock was required to adopt the merger agreement.

About Alliance Data

Alliance Data (NYSE: ADS) is a leading provider of marketing, loyalty and transaction services, managing over 120 million consumer relationships for some of North America’s most recognizable companies. Using transaction-rich data, Alliance Data creates and manages customized solutions that change consumer behavior and that enable its clients to create and enhance customer loyalty to build stronger, mutually beneficial relationships with their customers. Headquartered in Dallas, Alliance Data employs over 9,000 associates at more than 60 locations worldwide. Alliance Data’s brands include AIR MILES®, North America’s premier coalition loyalty program, and Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services. For more information about the company, visit its website, www.AllianceData.com.

About The Blackstone Group

The Blackstone Group is a leading global alternative asset manager and provider of financial advisory services. Its alternative asset management businesses include the management of corporate private equity funds, real estate opportunity funds, funds of hedge funds, mezzanine funds, senior debt funds, proprietary hedge funds and closed-end mutual funds. The Blackstone Group also provides various financial advisory services, including mergers and acquisitions advisory, restructuring and reorganization advisory and fund placement services. For more information about The Blackstone Group, visit its website, www.blackstone.com.

Additional Information and Where to Find It

In connection with the proposed transaction, Alliance Data filed with the SEC a definitive proxy statement on July 5, 2007 and a supplemental proxy statement on July 30, 2007. INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT AND THE SUPPLEMENTAL PROXY STATEMENT, BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION ABOUT CONDITIONS TO THE CLOSING OF THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT AND OTHER CONTINGENCIES. Investors and security holders may obtain free copies of the proxy statement, supplemental proxy statement and other documents filed by Alliance Data via the SEC’s website at www.sec.gov. The proxy statement, supplemental proxy statement and such other documents may also be obtained for free by directing such request to Alliance Data Investor Relations at (972) 348-5191 or on the Company’s website at www.AllianceData.com.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission. Such risks include, without limitation, the ability of the parties to the merger agreement being able to satisfy the conditions to closing specified therein.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this news release reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. These risks, uncertainties and assumptions include those made with respect to and any developments related to the company’s proposed merger with Aladdin Merger Sub, Inc., an affiliate of The Blackstone Group, announced on May 17, 2007. The company cannot provide any assurance that the proposed merger transaction will be completed. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the company’s Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the company’s most recent Form 10-K.

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